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                                                                    Exhibit 5.01



                                 August 15, 1997



Developers Diversified Realty Corporation
34555 Chagrin Boulevard
Moreland Hills, Ohio  44022

                  Re: DEVELOPERS DIVERSIFIED REALTY CORPORATION 1992 EMPLOYEES' SHARE OPTION PLAN
                           EQUITY-BASED AWARD PLAN
                           -----------------------

Ladies and Gentlemen:

                  We have acted as counsel to Developers Diversified Realty Corporation, an Ohio corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") being filed under the Securities Act of 1933, as amended (the "Act"), relating to the offering of up to 2,136,000 Common Shares, without par value (the "Common Shares"), of the Company pursuant to the Developers Diversified Realty Corporation 1992 Employees' Share Option Plan and the Developers Diversified Realty Corporation Equity-Based Award Plan (collectively, the "Plans").

                  We have examined the Plans and such documents, records and matters of law as we have deemed necessary for purposes of this opinion and, based solely thereon, we are of the opinion that the Common Shares available for issuance under the Plans, when issued, delivered and paid for pursuant to the Plans, will be duly authorized, validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference of our firm in Item 5 of Part II to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

                                           Very truly yours,

                                           /s/ Baker & Hostetler LLP
                                           Baker & Hostetler LLP